UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	36-3972986 (I.R.S. Employer Identification No.)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices, zip code and telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

On October 3, 2016, Compass Minerals International, Inc. (“Compass Minerals”) completed the previously announced acquisition of Produquímica Indústria e Comércio S.A., a Brazilian corporation (“Produquímica”). Prior to the closing, Compass Minerals do Brasil Ltda., a wholly-owned subsidiary of Compass Minerals (“Compass Minerals Brazil”), owned 35% of the issued and outstanding capital stock of Produquímica. At the closing, Compass Minerals Brazil acquired the remaining 65% of the issued and outstanding capital stock of Produquímica from the shareholders of Produquímica.

At the closing, the aggregate purchase price was approximately $465 million, of which $328 million was paid in cash to the shareholders of Produquímica using borrowings under Compass Minerals’ credit facility, and $137 million represented the assumption of net debt. The purchase price was based on the estimated adjusted EBITDA of Produquímica for the 2016 fiscal year and is subject to certain customary adjustments as described in the subscription agreement (the “Subscription Agreement”), dated December 16, 2015, among Compass Minerals Brazil, certain shareholders of Produquímica and Produquímica, as amended.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to (a) the second amendment to the Subscription Agreement, which is incorporated herein by reference to Exhibit 2.1 to Compass Minerals’ Current Report on Form 8-K, filed on August 15, 2015, (b) the Subscription Agreement, which is incorporated herein by reference to Exhibit 2.3 of Compass Minerals’ Annual Report on Form 10-K for the year ended December 31, 2015, and (c) the share purchase and sale agreement and other covenants, dated December 16, 2015, among certain shareholders of Produquímica, Compass Minerals Brazil and Produquímica, which is incorporated herein by reference to Exhibit 2.4 of Compass Minerals’ Annual Report on Form 10-K for the year ended December 31, 2015.

Item 7.01     Regulation FD Disclosure.

On October 3, 2016, Compass Minerals issued a press release announcing the completion of the acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)     Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)     Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release issued by Compass Minerals International, Inc. on October 3, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.
Date: October 3, 2016	By:	/s/ Matthew J. Foulston
Name: Matthew J. Foulston
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release issued by Compass Minerals International, Inc. on October 3, 2016.